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                                                                    Exhibit 10.9
                                                                  Execution Copy

                      SERIES 2006-A-F TRI-PARTY REMITTANCE
                              PROCESSING AGREEMENT
                                  July 12, 2006

          JPMorgan Chase Bank, N.A. ("Processor"), AmeriCredit Financial Services, Inc. ("AmeriCredit") and Wells Fargo Bank, National Association, as Trustee (the "Trustee"), agree as follows:

          1. Servicing Arrangements. AmeriCredit, as Servicer (the "Servicer"), AFS Funding Trust, as Seller ("Seller"), AmeriCredit Automobile Receivables Trust 2006-A-F (the "Trust") and the Trustee entered into a Sale and Servicing Agreement dated as of July 12, 2006 (as amended, supplemented and otherwise modified from time to time, the "Sale and Servicing Agreement"), relating to the Receivables (as such term is defined in the Sale and Servicing Agreement), pursuant to which the Receivables were sold, transferred, assigned, or otherwise conveyed to the Trust. The Sale and Servicing Agreement contemplates the engagement of a processor and includes terms for the opening of the Lockbox Account (as defined herein), and the Indenture contemplates that the Lockbox Account will be assigned and pledged to the Trust Collateral Agent. The Sale and Servicing Agreement does not include specific terms for the provision of data processing services and deposit of remittance items. Such terms are set forth in this Tri-Party Remittance Processing Agreement (the "Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Sale and Servicing Agreement.

          2. Remittance Processing Services. In order to provide a means of collection of the Receivables which will allow the Trustee to receive the proceeds of the Receivables and related security without AmeriCredit or its Affiliates having access to the funds, the parties hereto agree for the benefit of the Trustee that the processing services (the "Service(s)") of Processor will be used for the collection and the deposit of remittances related to the Receivables and related security.

          3. Customer Remittances.

     (a) Obligors of the Receivables will be directed by AmeriCredit to forward their remittances to Processor at a post office address (the "Lockbox") assigned by Processor. Processor, acting for the exclusive benefit of the Trustee, shall have unrestricted and exclusive access to the mail directed to this address. AmeriCredit agrees to notify Processor thirty (30) days in advance of any change in Obligor remittance statements and/or mailing schedule.

     (b) Third party money wire transfer providers, which shall include Western Union Financial Services, Inc. (other such providers may perform the services herein with the prior written consent of the Insurer) ("ACH Service") may from time to time electronically deposit funds in the Lockbox Account (as defined herein) on behalf of Obligors and such ACH Service shall be authorized by Processor to electronically debit the Lockbox Account for the amounts of any return items from Obligors; provided, however, the electronic debit of the Lockbox Account for any return items by all ACH Services may not exceed $100,000 in the aggregate per day. Processor is authorized to establish such arrangements, on such terms deemed prudent by Processor, with such ACH Service concerning the electronic access to the Lockbox Account.

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          4. Collection of Mail. Processor will collect mail from the post office at regular intervals each business day, but not less than two times daily.

          5. Endorsement of Items. Processor will endorse, on behalf of AmeriCredit, checks and other deposited items that appear to be for deposit to the credit of AmeriCredit or its Affiliates in accordance with Processor's National Retail Lockbox Processing Agreements and Instructions, Treasury Management Services Agreement, Commercial Account Agreement or other applicable agreement and related service terms (individually and collectively, the "Bank Agreements"), as appropriate.

          6. Credit of Funds to Account.

     (a) Processor will process the checks and other deposited items and credit the total amount to the account described below (the "Lockbox Account"). The Lockbox Account will be established at Processor (ABA No.: 122100024) as account number 662632991. Pursuant to the terms of the Indenture and during the term of this Agreement, and except as otherwise required by law (e.g., for purposes of attachment, execution and other forms of legal process), all collected funds held in the Lockbox Account shall be deemed to be the Trustee's funds, and the Trustee will have exclusive right to control such funds and to make demand upon or otherwise require Processor to make payment of any such funds to any person. In the event a successor Processor has become Processor, the successor Processor's notice of the new Lockbox Account pursuant to Section 19 shall amend and replace the Lockbox Account above without the execution or filing of any document or any further act by any of the parties to this Agreement.

     (b) Unless otherwise directed by the Trustee (with the written consent of the Insurer), AmeriCredit agrees that all collected funds on deposit in the Lockbox Account shall be transferred from the Lockbox Account within two Business Days by wire transfer in immediately available funds to the following account: Wells Fargo Bank, National Association, Account No. 0001038377 f/b/o 20226001; ABA No. 121000248 (the "Collection Account").

     (c) Each party hereto agrees that all funds deposited into the Lockbox Account will not be subject to deduction, setoff, banker's lien, or any other similar right in favor of any person, except that Processor or ACH Service may setoff against the Lockbox Account the face amount of any check or other item deposited in and credited to such Lockbox Account which is subsequently returned for any reason or is otherwise not collected, necessary account adjustments as a result of errors and overdrafts related to return items. If there are insufficient funds in the Lockbox Account to pay items charged back to the Lockbox Account and AmeriCredit has not remitted payment within 10 days of demand therefor by Processor, the Trustee shall, upon provision of evidence satisfactory to the Trustee, make payment to Processor for any such amounts from funds in the Collection Account but, only to the extent that such amount was actually received by the Trustee. If there are insufficient funds in the Lockbox Account to pay items charged back to the Lockbox Account, AmeriCredit shall remit payment within 2 days of demand therefore by Processor.

          7. Applicable Documentation. This Agreement supplements, rather than replaces, Processor's deposit account agreement, terms and conditions, and lockbox agreement and other standard documentation in effect from time to time with respect to the Lockbox, the Lockbox Account or the services provided in connection therewith (the "Applicable Documentation"), which Applicable Documentation will continue to apply to the Lockbox, the


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Lockbox Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions, the Trustee shall provide Processor with such documentation as Processor may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the Trustee. The Trustee may request the Processor to provide other services with respect to the Lockbox and the Lockbox Account; however, if such services are not authorized or otherwise covered under the Applicable Documentation, Processor's decision to provide any such services shall be made in its sole discretion (including without limitation being subject to AmeriCredit and/or the Trustee executing such Applicable Documentation or other documentation as Processor may require in connection therewith).

          8. Processor's General Duties. Notwithstanding anything to the contrary in this Agreement: (i) Processor shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Processor shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by AmeriCredit or the Trustee in accordance with the terms hereof, in which case the parties hereto agree that Processor has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Processor has no knowledge of (and is not required to know) the terms and provisions of the Sale and Servicing Agreement referred to in Section 1 above or any other related documentation or whether any actions by the Trustee, AmeriCredit or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith; and (iv) Processor shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or negligence.

          9. Processing of Items. The provision of services shall be governed by the Bank Agreements, as may be amended from time to time, subject to the prior written consent to any such amendments of a material nature by the Trustee, the Insurer and AmeriCredit, which consents shall not be unreasonably withheld, conditioned or delayed.

          10. Trust Correspondence. Any envelopes collected from the Lockbox which contain correspondence and other documents (including, but not limited to, certificates of title, tax receipts, insurance policy endorsements and any other documents or communications of or relating to the Receivables) will be sent to the Servicer at its current address. Any enclosed payment(s), coupon(s) or check(s) will be processed and deposited by Processor in accordance with the provisions of the Agreement.

          11. Confidentiality. Processor agrees that all information concerning the Obligors of the Receivables which comes into Processor's possession pursuant to this Agreement, other than that which is already known by Processor or to the general public, will be treated in a confidential manner.

          12. Fees. Unless otherwise agreed by Processor, AmeriCredit shall pay Processor the fees set forth for this Service in Processor's most current Price List as in effect from time to time, plus additional fees for the performance of services beyond the terms of this


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Agreement, or resulting from increased expenses incurred by the failure of
AmeriCredit to furnish within a reasonable period of time following a request by Processor, data in a form acceptable to Processor. Processor shall look first to AmeriCredit for payment of such fees. If AmeriCredit fails to pay Processor within thirty (30) days of receipt of invoice but in any event no later than forty-five (45) days from the date of the invoice, Processor will notify the Trustee in writing as soon as practicable and provide to the Trustee a copy of such unpaid invoice. Subject to rights to terminate this Agreement pursuant to
Section 17, Processor will continue to perform its services under this Agreement and the amount reflected in such invoice will be paid to Processor by the Trustee out of funds in the Collection Account on the next Distribution Date (as defined below), which follows by at least three Business Days the date of giving such notice to the Trustee. Any fees unpaid after such date will be considered unpaid fees. "Distribution Date" means the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day.

          13. Processor's Liability for Nonperformance. In performing the Services, Processor will exercise ordinary care and act in good faith. Processor shall be deemed to have exercised ordinary care if its action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. Processor's liability relating to its or its employees', officers' or agents' performance or failure to perform hereunder, or for any other action or inaction of Processor, or its employees, officers or agents, shall be limited exclusively to the lesser of (i) any direct losses which are caused by the failure of Processor, its employees, officers or agents to exercise reasonable care and/or act in good faith, and (ii) the face amount of any item, check, payment or other funds lost or mishandled by the action or inaction of Processor. Under no circumstances will Processor be liable for any general, indirect, special, incidental, punitive or consequential damages or for damages caused, in whole or in part, by the action or inaction of AmeriCredit or the Trustee, whether or not such action or inaction constitutes negligence. Processor will not be liable for any damage, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control. AmeriCredit agrees that the fees charged by Processor for the performance of this Service shall be deemed to have been established in contemplation of these limitations on Processor's liability. In addition, AmeriCredit agrees to indemnify and hold Processor harmless from all liability on the part of Processor under this Section 13 except such liability as is attributable to the gross negligence of Processor.

          14. Indemnification by AmeriCredit. AmeriCredit agrees to indemnify, defend and hold Processor harmless from and against any and all damage, loss, cost, expense or liability of any kind, including, without limitation, reasonable attorneys' fees and court costs, which results, directly or indirectly, in whole or in part, from any negligence and willful misconduct or infidelity of AmeriCredit or any agent or employee of AmeriCredit, incurred in connection with this Agreement, Lockbox or the Lockbox Account or any interpleader proceeding relating thereto or from Processor acting upon information furnished by AmeriCredit under this Agreement. AmeriCredit will remain liable for all indemnification under this Section 14 after its removal and/or resignation as Servicer.

          15. Other Agreements. Processor shall not be bound by any agreement between any of the other parties hereto irrespective of whether Processor has knowledge of the existence of any such agreement or the terms and provisions thereof.


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          16. Records. This Agreement and the performance by Processor of the
Services hereunder shall not relieve Processor of any obligation imposed by law or contract regarding the maintenance of records.

          17. Amendment and Termination. This Agreement may only be amended in writing signed by all parties to this Agreement and the Insurer. AmeriCredit or Trustee may immediately terminate this Agreement for cause, provided, however, that a similar agreement has been executed with a successor processor reasonably acceptable to the Trustee and the Insurer or the Trustee and the Insurer have consented to such termination. The Trustee may immediately terminate this Agreement, at any time with the consent of the Insurer, and shall do so, at the direction of the Insurer, upon written notice to the other parties hereto. Otherwise, any party may terminate this Agreement on sixty (60) days' prior written notice to the others; provided, however, that AmeriCredit shall promptly notify the Insurer of receipt of any such notice and shall arrange for alternative lockbox processing services satisfactory to the Insurer prior to the termination of the Services.

          18. Successor Servicer. Each of Processor and the Trustee agrees that if the Servicer has been terminated or resigns as Servicer, this Agreement shall not thereupon terminate and the successor servicer appointed pursuant to the Sale and Servicing Agreement shall succeed, except as otherwise provided herein, to all rights, benefits, duties and obligations of the Servicer hereunder. Prior to the termination or resignation of the Trustee or the Servicer, the Trustee or the Servicer, respectively, shall provide notice to Processor in accordance with the terms and conditions to which each of the Trustee or the Servicer, respectively, is itself entitled upon termination or resignation.

          19. Successor Processor. Any company or national banking association into which Processor may be merged or converted or with which it may be consolidated, or any company or national banking association resulting from any merger, conversion or consolidation to which it shall be a party or any company or national association to which Processor may sell or transfer all or substantially all of its business (provided any such company or national banking association shall be a company organized under the laws of any state of the United States or a national banking association and shall be eligible to perform all of the duties imposed upon it by this Agreement) shall be the successor to Processor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that Processor notify the Trustee, the Insurer and AmeriCredit of any such merger, conversion or consolidation within 30 days of its occurrence. If such successor requires the establishment of a new account, then the successor Processor shall as soon as practicable after the occurrence of any such merger, conversion or consolidation (i) establish the new Lockbox Account and (ii) send written notice to the Trustee, the Insurer and AmeriCredit with respect to the new Lockbox Account number.

          20. Third Party Beneficiary. This Agreement shall inure to the benefit of the Insurer, and all covenants and agreements in this Agreement shall be for the benefit of and run directly to the Insurer, and the Insurer shall be entitled to rely on and, subject to the limitations on liability set forth herein, enforce such covenants to the same extent as if it were a party to this Agreement; provided, however, that, notwithstanding this provision, the liability of Processor under this Agreement shall not under any circumstances exceed the liability of Processor in the absence of any such third-party beneficiary.


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          21. Governing Law. This Agreement shall be governed by the laws of the
State of Texas. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Lockbox, Lockbox Account or this Agreement.

          22. Notices. All written notices required by this Agreement shall be delivered or mailed to the other parties at the addresses set forth below or to such other address as a party may specify in writing.

Processor:     JPMorgan Chase Bank, N.A.
               2200 Ross Avenue, Floor 10
               Mail code TX1-2946,
               Dallas, TX 75201-2787
               Attention: Belinda Crow

               With a copy to:

               JPMorgan Chase Bank, N.A.
               2200 Ross Avenue, Floor 3
               Mail code TX1-2903,
               Dallas, TX 75201-2787
               Attention: Michael Lister

AmeriCredit:   AmeriCredit Financial Services, Inc.
               801 Cherry Street, Suite 3900
               Fort Worth, Texas 76102
               Attention: Chief Financial Officer

Trustee:       Wells Fargo Bank, National Association
               Sixth Street and Marquette Avenue
               MAC N9311-161
               Minneapolis, Minnesota 55479
               Attention: AmeriCredit Automobile Receivables Trust 2006-A-F

Insurer:       Financial Security Assurance Inc.
               31 West 52nd Street
               New York, New York 10019
               Attention: Senior Vice President, Transaction Oversight

          23. Bankruptcy. Processor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Notes and all amounts owed under the Indenture and the Sale and Servicing Agreement, any loan facility or any other securities issued by a special purpose, "bankruptcy remote" vehicle or trust (an "AmeriCredit Issuer SPE"), directly or indirectly formed by AmeriCredit or any affiliate thereof, Processor will not institute against or join with any other person in instituting against any AmeriCredit Issuer SPE or any non-issuer special purpose, "bankruptcy remote," vehicle or trust (each an "AmeriCredit SPE"), any proceeding or file any petition against any such AmeriCredit SPE, under any bankruptcy, insolvency or similar law for the relief or aid of debtors (including, without limitation, Title 11 of


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the United States Code or any amendment thereto), seeking the dissolution, liquidation, arrangement, reorganization or similar relief of any such AmeriCredit SPE or the appointment of a receiver, trustee, custodian or liquidator of any such AmeriCredit SPE, or issue any writ, order, judgment warrant of attachment, execution or similar process against a substantial part of the property, assets or business of any such AmeriCredit SPE. This covenant shall survive the termination of this Agreement.


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PROCESSOR:                             AMERICREDIT:

JPMORGAN CHASE BANK, N.A.              AMERICREDIT FINANCIAL SERVICES, INC.


By: /s/ Tandra Davis                   By: /s/ Susan B. Sheffield
    --------------------------------       ------------------------------------
    Name: Tandra Davis                     Name: Susan B. Sheffield
    Title: Officer                         Title: Senior Vice President,
                                                  Structured Finance


TRUSTEE:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee


By: /s/ Marianna C. Stershic
    --------------------------------
    Name: Marianna C. Stershic
    Title: Vice President

           [Series 2006-A-F Tri-Party Remittance Processing Agreement]